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                                                                      EXHIBIT 3b

                                   QMS, INC.

                         AMENDED AND RESTATED BY-LAWS

                       (in effect as of October 8, 1999)


                                   ARTICLE I
                                    OFFICES

     Section 1. The registered office shall be in the city of Wilmington, county of New Castle, state of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the state of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided by these By-Laws.

     Section 2. Annual meetings of stockholders shall be held within 120 days after the end of each fiscal year of the corporation at such date, place and time as shall be designated from time to time by the board of directors and as shall be specified in the notice of the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare or cause to be prepared, at least ten days before every meeting of
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stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting during ordinary business hours, for a period of at least ten days prior to the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the board of directors or by such officers of the corporation as may be so authorized by the board of directors from time to time.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by another provision of these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting

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from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, the notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 8. If a quorum is present at any meeting of the stockholders, any question brought before such meeting shall be decided by an affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter, except as otherwise required by the certificate of incorporation, the laws of Delaware or another provision of these by-laws. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time. The president, or other officer presiding at the meeting, shall determine whether the vote upon any question before the meeting shall be by written ballot.

     Section 9. Unless otherwise provided in the certificate of incorporation, at every meeting of the stockholders, including meetings for the election of directors, any stockholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power and registered in his name on the books of the corporation.

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     Section 10.  Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 11. Notwithstanding any other provision of these by-laws, the act of the stockholders required to make, alter, amend, change, add to or repeal any provision of the certificate of incorporation or these by-laws which is or which is proposed to be inconsistent with Articles 9 or 10 of the certificate of incorporation shall be governed by the provisions of Article 9 and 10, respectively.

     Section 12. Notwithstanding any other provision of these by-laws, a Business Combination (as that term is defined in Article 10 of the certificate of incorporation) shall be governed by the provisions of Article 10 of the certificate of incorporation).

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                                  ARTICLE III
                                   DIRECTORS

     Section 1. The business and affairs of the corporation shall be managed by or under the direction of the board of directors except as may be otherwise provided by law, the certificate of incorporation or these by-law; the board of directors shall appoint all officers of the corporation and may, with or without cause, remove any officer at any time; and the board of directors shall fix the compensation of the president.

     Section 2. The board of directors shall consist of not less than five and not more than fifteen members, the precise number within such minimum and maximum limits to be fixed from time to time by resolution of the board of directors or by the affirmative vote of the holders of at least 75% of all outstanding shares entitled to be voted in the election of directors, voting together as a class. Directors need not be stockholders.

     Section 3. Pursuant to Article 9 of the certificate of incorporation, the board of directors shall be divided into three classes, designated as Class I, Class II and Class III, each class to consist, as nearly as possible of one-third of the total number of directors constituting the entire board of directors. If the number of directors has changed pursuant to the provisions of
Section 2 of this Article, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such a Class shall hold office for a term that shall coincide with the remaining term of that Class, unless otherwise required by law, but in no case shall a decrease in the number of directors in a Class shorten the term of an incumbent director.

     Section 4. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article, and each director elected shall hold office until the date of the annual meeting of stockholders upon which his term expires and until his successor is elected and qualified, subject, however, to his prior death, resignation, retirement, disqualification or removal from office.

     Section 5. Any vacancy occurring in the board of directors, whether created by the death, resignation, retirement, disqualification or removal from office of a director or by an increase in the number of directorships pursuant to Sections 2 or 3 of this Article, may be filled by the affirmative vote of a majority of the directors then in office or by the sole remaining director. A director elected to fill a vacancy under this Section 5 shall have the same remaining term as that of his predecessor.

     Section 6. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of in-

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corporation or the resolutions of the board of directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into Classes pursuant to Section 3 of this Article unless expressly provided by such terms.

     Section 7. Except as may be prohibited by law, by the certificate of incorporation or these by-laws, the board of directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the board of directors, including without limitation, the vote required for any action and the election of officers of the corporation by the board of directors, and that from time to time shall affect the directors' powers to manage the business and affairs of the corporation.

                      MEETINGS OF THE BOARD OF DIRECTORS

     Section 8. Meetings of the board of directors, regular or special, may be held either within or without the state of Delaware.

     Section 9. Regular meetings of the board of directors or any committee designated thereby may be held with or without notice, at such places and times as shall be determined from time to time by the board.

     Special meetings of the board or any committee designated thereby may, and on the written request of any director, shall, be called by the president or by the secretary on reasonable notice, but on no less than at least one hour's oral, written or telephonic notice to each director or committee member, and shall be held at such place and at such time as shall be stated in the call of the meeting.

     Section 10. At all meetings of the board of directors, a majority of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation, these by-laws or resolution of the board of directors pursuant to
Section 7 of this Article III of these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

     Section 11. The first meeting of each newly elected board of directors shall be held immediately following the close of the stockholders' annual meeting, and at the place thereof or at such place and time as shall be specified in a notice given as herein provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors. No notice of such meeting shall be necessary to the newly elected of continuing directors in order legally to constitute the meeting, provided a quorum shall be present.

     Section 12. Members of the board of directors or any committee designated thereby may participate in a meeting of the board or such committee by means of

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conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

                            COMMITTEES OF DIRECTORS

     Section 14. The board of directors may, by resolution passed by a majority of the board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 15. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but, except as otherwise provided by law, no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

     Section 16. At all meetings of any committee of the board of directors, a majority of the directors then serving as members of that committee shall constitute a quorum for the transaction of business, and the act of a majority of the committee members present at any committee meeting at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by statute, the certificate of incorporation, another provision of these by-laws or resolution of the board of directors pursuant to
Section 7 or 14 of this Article III.

     Section 17. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at the meeting of the committee. If the board has not designated any or a sufficient number of alternate committee members, the committee member or members present at any committee meeting and not disqualified from voting, regardless whether

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he or they constitute a quorum, may unanimously appoint a sufficient number of other directors to act at the meeting in the place of each absent or disqualified member of the committee.

     Section 18. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                           COMPENSATION OF DIRECTORS

     Section 19. The board of directors is authorized to fix the compensation of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                     RESIGNATION AND REMOVAL OF DIRECTORS

     Section 20. Any director or member of a committee designated by the board of directors may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be so specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 21. At a special meeting of the stockholders called expressly for such purpose, any director or the entire board of directors may be removed only for cause at any time by a vote of the holders of a majority of the shares of common stock then entitled to vote at an election of directors, who may then forthwith at such meeting proceed to elect a successor or successors for the unexpired term of each such director removed.

                             INTERESTED DIRECTORS

     Section 22. An interested director is one who is a party to a contract or transaction with the corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions between the corporation and one or more interested directors or officers shall not be void or voidable solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if

          (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote

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thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

          (iii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified, by the board of directors, committee thereof, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or of a committee which authorizes the contract or transaction.

                                  ARTICLE IV
                                    NOTICES

     Section 1. Whenever, under the provisions of law or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone or other reasonable means of communication.

     Section 2. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

     Section 3. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V
                                   OFFICERS

     Section 1. The officers of the corporation shall consist of a president and a secretary and such other officers as the board of directors may deem proper, each of whom shall be elected from time to time by the board of directors at such time and in such manner as the board may provide by resolution.

     Section 2. None of the officers, except the chairman of the board of directors, if one be elected, need be directors.

                                  ARTICLE VI
                             CERTIFICATE OF STOCK

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed in the name of the corporation by, the chairman

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or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Any of or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed, or with respect to the issuance of the new certificate.

                               TRANSFER OF STOCK

     Section 4. Transfers of stock shall be made on the books of the corporation upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, or in the case of a certificate alleged to have

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been lost, stolen or destroyed, upon compliance with the provisions of Section 3 of this Article.

                              FIXING RECORD DATE

     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distributing or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII
                              GENERAL PROVISIONS
                                   DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                               ANNUAL STATEMENT

     Section 3. Not later than 120 days after the close of each fiscal year, or in any event prior to the next annual meeting of stockholders, the corporation shall make available to all stockholders its annual report on the financial condition and operations of the corporation for the fiscal year. Upon written request, the corporation shall promptly mail without charge a copy of the most recent annual report to any stockholder.

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                                    CHECKS

     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

     Section 5. The fiscal year of the corporation shall end on the Friday closest to March 31, with a stub period ending March 31, 2000, and the next fiscal year beginning April 1, 2000 and ending March 30, 2001. In future years, the Company's fiscal year will end on the Friday closest to March 31.

                                     SEAL
     Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                INDEMNIFICATION

     Section 7. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Laws of Delaware.

                                 ARTICLE VIII
                                  AMENDMENTS

     Section 1. These by-laws may be altered, amended, changed, added to or repealed and new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, change, addition, repeal or adoption be contained in the notice of such special meeting. If the power to adopt, amend, change, add to or repeal by-laws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend, change, add to or repeal by-laws.

                                  ARTICLE IX
                         EMERGENCY POWERS AND BY-LAWS

     Section 1. The board of directors may adopt emergency by-laws, subject to repeal or change by action of the stockholders, which shall, notwithstanding any provision of law, the certificate of incorporation or these by-laws, be operative during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its

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board of directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee thereof cannot readily be convened for action. The emergency by-laws may make any provision that may be practical and necessary for the circumstances of the emergency.

     Section 2. The board of directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

     Section 3. The board of directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

     Section 4. To the extent not inconsistent with any emergency by-laws so adopted, the by-laws of the corporation shall remain in effect during any emergency and upon its termination the emergency by-laws shall cease to be operative.

     Section 5. To the extent required to constitute a quorum at any meeting of the board of directors during such an emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency by-laws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

     Section 6. No officer, director or employee acting in accordance with any emergency by-law shall be liable except for willful misconduct. No officer, director, agent or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the by-laws then in effect.

     Section 7. Unless otherwise provided in emergency by-laws, notice of any meeting of the board of directors during any such emergency may be given only to such of the directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

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